SECOND AMENDMENT AND JOINDER

dated as of November 1, 2011 to the SERVICE AGREEMENT dated as of November 28, 2007 among

VAN ECK SECURITIES CORPORATION (the “Distributor”), PRINCIPAL LIFE INSURANCE COMPANY (the “Company”), and PRINCOR FINANCIAL SERVICES CORPORATION (“Princor”) (together with the Exhibits, as amended from time to time, the “Agreement”).

The parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this Second Amendment and Joinder (this “Amendment”).

Accordingly, in consideration of the mutual agreements contained in this Amendment, the parties agree as follows:

1.	Amendment of the Agreement
(a)	Joinder. Principal National Life Insurance Company shall be an additional party to the Agreement as of the date of this Amendment. All references in the Agreement to the “Company” shall mean Principal National Life Insurance Company and/or Principal Life Insurance Company, as applicable.
(b)	Consent. Principal National Life Insurance Company agrees to be bound by all of the terms, provisions and conditions contained in the Agreement as of the date of this Amendment.
(c)	Amended and Restated Exhibit B. Exhibit B is hereby amended and restated in accordance with the Amended and Restated Exhibit B attached hereto.
2.	Representations

Each party represents to the other party in respect of the Agreement, as amended pursuant to this Amendment, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

3.	Miscellaneous
(a)	Entire Agreement; Restatement.
	(i)	This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.
	(ii)	Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

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(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.
(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

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IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified first on the first page of this Amendment.

VAN ECK SECURITIES CORPORATION	PRINCIPAL LIFE INSURANCE COMPANY

By: /s/ Peter Moeller	By: /s/ Sara Wiener
Name: Peter Moeller	Name:	Sara Wiener
Title: Senior Vice President	Title:	Director – Life Product Development

PRINCIPAL NATIONAL LIFE INSURANCE
COMPANY

By: /s/ Sara Wiener
	Name:	Sara Wiener
	Title:	Director – Life Product Development

PRINCOR FINANCIAL SERVICES
CORPORATION

By: /s/ Mike Beer
	Name:	Mike Beer
Title: President

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EXHIBIT B dated as of November 1, 2011 to the SERVICE AGREEMENT dated as of November 28, 2007

VARIABLE ACCOUNTS and CONTRACTS

PRINCIPAL LIFE INSURANCE COMPANY VARIABLE LIFE SEPARATE ACCOUNT

Contracts investing in Initial Class shares:
o	Principal Benefit Variable Universal Life
o	Principal Benefit Variable Universal Life II
o	Principal Executive Variable Universal Life
o	Principal Executive Variable Universal Life II
Contracts investing in Class S shares:
o	Principal Flexible Variable Life
o	Principal Survivorship Flexible Premium Variable Universal Life
o	Principal Variable Universal Life Accumulator
o	Principal Variable Universal Life Accumulator II
o	Principal Variable Universal Life Income
o	Principal Variable Universal Life Income II
o	PrinFlex Life®

PRINCIPAL LIFE INSURANCE COMPANY SEPARATE ACCOUNT B

Contracts investing in Class S shares:
o	Investment Plus Variable Annuity
o	Principal Flexible Variable Annuity

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY VARIABLE LIFE SEPARATE ACCOUNT

  Contracts investing in Class S shares: o Principal Variable Universal Life Income III

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